Exhibit 99.1

Oak Mortgage Company, LLC
Financial Statements
 December 31, 2015 and 2014

REPORT ON AUDITED FINANCIAL STATEMENTS AND SUPPLEMENTAL INFORMATION

Independent Auditor's Report
To the Members
Oak Mortgage Company, LLC
Marlton, New Jersey
Report on the Financial Statements
We have audited the accompanying financial statements of Oak Mortgage Company, LLC, which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income, members' equity and cash flows for the years then ended, and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted hi the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oak Mortgage Company, LLC, as of December 31, 2015 and 2014, and the result of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America,
Other Matters
Other Information
Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The accompanying supplementary information shown on pages 15 to 20 is presented for the purposes of additional analysis and is not part of the financial statements.
The accompanying supplementary information shown on pages 15 to 20 is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the accompanying supplementary information shown on pages 15 to 20 is fairly stated, in all material respects, in relation to the financial statements as a whole.
Other Reporting Required by Government Auditing Standards
In accordance with Government Auditing Standards, we have also issued our report dated March 8, 2016, on our consideration of Oak Mortgage Company, LLCs internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards in considering Oak Mortgage Company, LLC's internal control over financial reporting and compliance.

/s/ The Dolins Group, Ltd.
The Dolins Group, Ltd.
March 8, 2016

Oak Mortgage Company, LLC
Balance Sheets
December 31, 2015 and 2014

	2015	2014
CURRENT ASSETS
Cash and Cash Equivalents	$3,929,150	$2,871,742
Mortgage Loans Held for Sale	22,181,593	23,235,167
Prepaid Insurance and Other Assets	57,600	61,192

Total Current Assets	26,168,343	26,168,101

PROPERTY AND EQUIPMENT
Computers	218,378	189,329
Furniture and Fixtures	106,744	96,834
Equipment	137,013	131,023
	462,135	417,186
Less: Accumulated Depreciation	339,426	290,949

Net Property and Equipment	122,709	126,237

OTHER ASSETS
Security Deposits	18,772	19,972

Total Other Assets	18,772	19,972

TOTAL ASSETS	$26,309,824	$26,314,310

	2015	2014
CURRENT LIABILITIES
Warehouse Lines Payable	$20,283,964	$21,279,928
Accounts Payable, Accrued Expenses and Other Liabilities	473,980	339,320
Total Current Liabilities	20,757,944	21,619,248

TOTAL LIABILITIES	20,757,944	21,619,248

MEMBERS' EQUITY	5,,551,880	4,695,062

TOTAL LIABILITIES AND MEMBERS' EQUITY	$26,309,824	$26,314,310

See accompanying notes to the financial statements.

Oak Mortgage Company, LLC
Statement of Operations
For the Years Ended December 31, 2015 and 2014

	2015	2014
INCOME
Origination and Brokerage Fees	$1,806,299	$1,525,291
Interest Income	775,275	750,701
Gain on Sale of Mortgage Loans	10,367,700	9,295,594
TOTAL INCOME	12,949,274	11,571,586
EXPENSES
Salaries and Other Employee Benefits	6,526,274	6,376,842
Office Supplies and Expenses	748,304	632,726
Other Operating Expenses	966,735	1,083,840
Office Rent	254,565	292,812
Warehouse Interest Expense	600,335	577,895
Consulting and Professional Fees	52,861	66,536
Depreciation Expense	48,477	53,746
Other Indirect Origination Costs	1,394 905	1,198,047
TOTAL EXPENSES	10,592 456	10,282,444
NET INCOME	$2,356,818	$1,289,142

See accompanying notes to the financial statements.

Oak Mortgage Company, LLC
Statement of Members' Equity
For the Years Ended December 31, 2015 and 2014

	2015	2014
Balance, January 1,	$4,695,062	$4,405,920
Distribution to Members'	(1,500,000)	(1,000,000)
Net Income	2,356,818	1.289,142
Balance, December 31,	$5,551,880	$4,695,062

See accompanying notes to the financial statements.

Oak Mortgage Company, LLC
Statement of Cash Flows
For the Years Ended December 31, 2015 and 2014

CASH FLOWS FROM OPERATING ACTIVITIES	2015	2014
Net Income	$2,356,818	$1,289,142
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	48,477	53,746
Loans Sold	331,425,599	279,991,716
Loans Originated	(330,372,025)	(279,048,301)
Changes in operating assets and liabilities which provided (used) cash:
Prepaid Insurance and Other Assets	4,792	9,977
Accounts Payable, Accrued Expenses and
Other Liabilities	133,985	(115,706)
Net Cash Provided By (Used In) Operating Activities	3,597,646	2,180,574
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Equipment	(44,949)	(63,862)
Net Cash Provided By (Used In) Investing Activities	(44,949)	(63,862)
CASH FLOWS FROM FINANCING ACTIVITIES
Net Increase (Decrease) in Warehouse Notes Payable	(995,289)	(931,221)
Distributions to Members	(1,500,000)	(1,000,000)
Net Cash Provided By (Used In) Financing Activities	(2,495,289)	(1,931,221)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,057,408	185,491
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,871,742	2,686,251
CASH AND CASH EQUIVALENTS, END OF YEAR	$3,929,150	$2,871,742
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid During the Year for:
Interest	$600,335	$577,895
Income Taxes	$13,290	$11,293

See accompanying notes to the financial statements.

Oak Mortgage Company, LLC
Notes to Financial Statements
December 31, 2015 and 2014

1. Summary of Significant Accounting Policies
Nature of Business
Oak Mortgage Company, LLC ("the Company"), was formed as a Limited Liability Company in the of New Jersey, October 3, 1997. Operating as a mortgage banker, the Company is engaged in the origination and sale of mortgage loans on residential property throughout New Jersey, Pennsylvania, Delaware and Florida.

Revenues and Expenses
The Company earns revenue on mortgage loans which are originated by the Company and transferred to mortgage lenders for eventual funding. This revenue is recognized at the time the loan is funded by the mortgage lender.

The Company also earns revenue from processing loans, including loan processing fees and reimbursement of certain direct costs incurred to process loans. Included are appraisal fees, credit report fees, and courier service charges.

Gain on sale of mortgage loans represent the difference between the net sales proceeds and the carrying values of the mortgage loans sold, and is recognized at the time of sale. Direct loan origination costs and fees associated with the loans are charged to expenses when the loans are sold.

Brokerage fees represent revenues earned for the brokering of mortgage loans to third party lenders and are earned and recognized at the time the loan is closed by the third party lender. Revenues are primarily comprised of administrative fees and brokerage fees paid to the Company by third party lenders.

The financial statements of the Company are prepared on the accrual basis of accounting; therefore, revenue is recognized when earned and expenses are recognized when incurred.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all demand deposits, money market funds, and cash on hand to be cash equivalents. Cash and cash equivalents includes borrowers' escrow of $180,545 and $107,140 at December 31, 2015 and 2014, respectively. Such escrow is included in accrued liabilities and other payables in the accompanying balance sheets, Cash in the amount of $50,000 was restricted per agreement with warehouse lenders at December 31, 2015 and 2014.

Oak Mortgage Company, LLC
Notes to Financial Statements
December 31, 2015 and 2014

1. Summary of Significant Accounting Policies (Continued)
Accounts Receivable
The Company considers accounts receivable to be fully collectible. If amounts become uncollectible, they are charged to operations when that determination is made.

Mortgage Loans Held for Sale
Mortgage loans are held for sale and are recorded at the aggregate lower of cost or market. The market value for comparison are those associated with the Company's normal investor outlets. Generally, the Company sells all whole loans it originates with servicing released. Gains or loss on such sales are recognized at the time of settlement and are determined by the difference between the net sales proceeds and the unpaid principal balance of the loan sold, adjusted for loan fees. All mortgage loans are collateralized by residential property. Management believes that the value of such collateral is in excess of the mortgage loans receivable as of December 31, 2015 and 2014, respectively, and, therefore, no allowance has been provided.

Government and Other Regulations
The Company's business is subject to regulations by various governmental and state agencies. Such regulations include, among other things, compliance and financial reporting requirements, as well as maintaining certain net worth requirements. The Company may be subject to periodic examinations by these regulatory bodies to determine whether the Company is conducting and reporting its operations in accordance with the applicable regulatory requirements of these governmental and sate agencies. The Company utilizes the services of a third party to assist with regulatory and compliance matters.

Property And Equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method for financial reporting purposes and modified accelerated cost recovery system for federal income tax purposes. When assets are retired or disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized as an income or expense for the period. Expenditures for maintenance, repairs and renewals are charged to expense as incurred whereas major betterments are capitalized.

Depreciation expense, relating to property and equipment, charged to operations was $48,477 and $53,746 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes
The Company's is organized as a Limited Liability Company. In lieu of corporate income taxes, the members of a Limited Liability Company are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company's income tax returns are subject to examination by the appropriate tax jurisdictions. As of December 31, 2015. the Company's federal and state tax returns generally remain open for the last three years.

Oak Mortgage Company, LLC
Notes to Financial Statements
December 31, 2015 and 2014

1. Summary of Significant Accounting Policies (Continued)
Fair Value of Financial Instruments
FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

Cash and cash equivalents, receivable from bank, interest receivable, prepaid expenses, other receivables, bank overdraft, interest payable, and accrued liabilities and other payables-The carrying amounts reported in the balance sheets for these items are a reasonable estimate of fair value.

Mortgage loans held for sale-Mortgage loans held for sale are carried at the lower of adjusted cost or market value.

Warehouse lines payable-Warehouse loans payable is carried at its contractual notional amount, which approximates fair value.

Advertising Costs
The Company expenses the cost of advertising and promotions as incurred. Advertising expense for the year ended December 31, 2015 and 2014 was $14,114 and $28,098, respectively.

Reclassifications
Certain prior year amounts have been reclassified to conform to the current year presentation.

2. Commitments
Investor Agreements
The Company has entered into agreements with various mortgage lenders. The agreements provide that the Company intends to, from time to time, offer to the mortgage lender for funding, conventional mortgage loans which the Company has originated and for which it has obtained credit and appraisal documentation. Such agreements do not commit the Company to offer mortgage loans to the mortgage lender or obligate the mortgage lender to accept any loan applications offered. However, the Company, in submitting loans to the mortgage lender for funding, agrees to comply with the pertinent requirements and warranties of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and any other requirements of the mortgage lender.

Oak Mortgage Company, LLC
Notes to Financial Statements
December 31, 2015 and 2014

2. Commitments (Continued)
Warehouse Credit and Security Agreement-First Tennessee Bank
The Company has entered into a $20,000,000 warehouse credit and security agreement with First Tennessee Bank. The credit agreement bear interest at the applicable margin plus LIBOR and is secured by all mortgage loans originated by advances and collateral documents pledged or delivered under this agreement. As of December 31, 2015 and 2014, 15,972,896 and $17,425,224 was outstanding, respectively.

Warehouse Credit and Security Agreement-Merchants Bank of Indiana
The Company has entered into a $8,000,000 warehouse credit and security agreement with Merchants Bank of Indiana. The credit agreement bear interest at the applicable margin plus LIBOR and is secured by all mortgage loans originated by advances and collateral documents pledged or delivered under this agreement. As of December 31, 2015 and 2014, $4,311,068 and $3,854,704 was outstanding, respectively.

3. Operating_Leases
The Company occupies office space located in Marlton, New Jersey. The Company leases this space under the terms of an operating lease agreement. The terms of the lease, amended February 9, 2015, required a monthly payment of $18,091 plus applicable taxes, with annual rent increases. The Company leases office space for its various offices located in Now Jersey. The Company leases this space under the terms of operating lease agreements. The expiration of these leases are from June, 30, 2017 to July 31, 2018.

Total future minimum annual rent payments required under operating leases as of December 31, 2015 are as follows:

December 31,
2016	266,835
2017	248,770
2018	132,816
Total	$ 648,421

4. Costs and Expenses
The Company incurred $5,826,899 and $5,551,522 of incremental direct costs as defined in SFAS No. 91 during 2015 and 2014, respectively. This reclassification has no impact on operations and conforms to the predominant practice in the industry.

5. Related Party Transactions
The Company holds three loans receivable for members of Oak Mortgage Company, LLC. The members pay no fees to the Company for this service function. A third party collects the loan payments monthly and remits the payments directly to the members on monthly basis in their respective proportions. The Company has no investment or ownership interest in these loans. The transactions are strictly a pass-through function provided by the Company.

Oak Mortgage Company, LLC
Notes to Financial Statements
December 31, 2015 and 2014

6. 401(k) Retirement Plan
The Company sponsors a 401(k) Profit Sharing Plan & Trust covering salaried and employees who have one year of service and who are 21 years of age. Employees may contribute to the plan an amount ranging from 1%-75% of their compensation with a maximum of $18,000 and $17,500, for the years ended December 31, 2015 and 2014, respectively. Company contributions represent a partial matching of employee contributions up to a maximum of 25% on the first 1% of employee contribution. Contributions are invested at the direction of the employee in one or more funds. Company contributions charged to expense was and $50,132 and $44,894, for the years ended December 31, 2015 and 2014, respectively.

7. Compensated Absences
Employees of the Company are entitled to paid vacation, paid sick days and personal days off; depending on job classification, length of service, and other factors. It is impractical to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

8. Net Worth and Liquid Assets Requirement
The Company is subject to minimum net worth requirements in accordance with federal and various state regulations. As of December 31, 2015, the Company was in compliance with the minimum net worth requirements.

9. Concentrations
The Company maintains its cash accounts at federally insured financial institutions. The cash balances have exceeded the federally insured limit of $250,000, exposing the excess to the risk of loss. The Company maintains accounts with a stock brokerage firm. The accounts contain cash and, occasionally investments. Balances are insured up to $500,000 (with a limit of $250,000 for cash) by the Securities Investor Protection Corporation (SIPC). The uninsured cash balances totaled $3,098,451 and $2,262,438 at December 31, 2015 and 2014, respectively.

10. Fair Value Measurements
FASB ASC 820 specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with FASB ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs-Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs-Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs-Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

Oak Mortgage Company, LLC
Notes to Financial Statements
December 31, 2015 and 2014

10. Fair Value Measurements (Continued)
FASB ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within the fair value measurement is categorized is based on the lowest level of input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value. There have been no changes in the methodologies used at December 31, 2015.

Mortgage loans held for sale-The fair value of mortgage loans held for sale is determined, when possible, using quoted secondary-market prices. If no such quoted price exists, the fair value of a loan is determined using quoted prices of similar assets, adjusted for the specific attributes of that loan. As such, the Company classifies mortgage loans subject to nonrecurring fair value adjustments as Level 2.

The Company has no recurring Level 3 assets or liabilities during 2015 and 2014.

The following table presents the Company's assets and liabilities and related valuation inputs within the fair value hierarchy utilized to measure fair value as of December 31, 2015 and 2014 on a nonrecurring basis:

	Level 1	Level 2	Level 3	Total
December 31, 2015
Mortgage Loans Held for Sale	$-	$22.181 593	$-	$22,181 593

	Level I	Level 2	Level 3	Total
December 31, 2014
Mortgage Loans Held for Sale	$-	$23,235,167	$-	$23,235,167

11. Subsequent Events
The Company's management has performed subsequent events procedures through March 8, 2016, which is the date the financial statements were available to be issued. Except for the event disclosed below, there were no subsequent events requiring adjustment to the financial statements or disclosures as stated herein.